EXHIBIT 23.2


                          [DELOITTE & TOUCHE LETTERHEAD]



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this registration statement of Energy Conversion Devices, Inc. ("the Company") on Form S-3 of our report dated September 24, 1999 included in the Annual Report on Form 10-K of the Company for the year ended June 30, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.

/S/ Deloitte & Touche LLP


Detroit, Michigan
July 31, 2000